Press Release
                                                          For immediate release

           NVE Corporation Reports First Quarter Fiscal 2006 Results

EDEN PRAIRIE, Minn.--July 20, 2005--NVE Corporation (NasdaqSC: NVEC) today announced financial results for the quarter ended June 30, 2005.

Product sales for the quarter increased 31% over the prior-year quarter to $1.78 million from $1.36 million. Total revenue, which consisted of product sales and contract research and development revenue, was $3.03 million for the first quarter of fiscal 2006 compared to $2.89 million for the prior-year quarter, an increase of 5%. Income before taxes for the quarter was $655,117 or $0.14 per diluted share, compared to $483,671 or $0.10 per diluted share for the prior-year quarter. After the effect of a non-cash provision for income taxes of $242,468, net income for the first quarter of fiscal 2006 was $412,649 or $0.09 per diluted share.

"We are pleased to report another quarter of record product sales and solid profits," said NVE President and Chief Executive Officer Daniel A. Baker, Ph.D. "Sales of spintronic medical sensors and spintronic couplers were especially strong. Pretax margin improved to 22% due to a more favorable revenue mix and reduced expenses. Our cash plus investments increased by $774,215 during the quarter and we eliminated all of NVE's long-term debt."

NVE is a leader in the practical commercialization of spintronics, a nanotechnology that many experts believe represents the next generation of microelectronics. NVE licenses its MRAM intellectual property and sells spintronic products, including sensors and couplers, to revolutionize data sensing and transmission.

Statements used in this press release that relate to future plans, events, financial results or performance are forward-looking statements that are subject to certain risks and uncertainties including, among others, such factors as risks in continued profitability, uncertainties relating to MRAM production by our licensees, risks in the enforcement of our patents, uncertainties related to the awarding of future government contracts, risks related to our dependence on certain suppliers, risks associated with our reliance on several large customers, as well as the risk factors listed from time to time in our filings with the SEC, including our Annual Report on Form 10-KSB and other reports filed with the SEC.

                                  ###

                                NVE CORPORATION
                             STATEMENTS OF INCOME
                     QUARTERS ENDED JUNE 30, 2005 AND 2004
                                  (Unaudited)

                                               Quarter Ended June 30
                                                2005           2004
                                            ------------   ------------
Revenue
  Product sales                             $ 1,784,250    $ 1,363,140
  Contract research and development           1,241,298      1,526,087
                                            ------------   ------------
Total revenue                                 3,025,548      2,889,227

Cost of sales                                 1,681,118      1,625,881
                                            ------------   ------------
Gross profit                                  1,344,430      1,263,346

Expenses
  Research and development                      376,800        361,259
  Selling, general, and administrative          409,594        484,596
                                            ------------   ------------
Total expenses                                  786,394        845,855
                                            ------------   ------------

Income from operations                          558,036        417,491

Interest income                                  68,319         54,869
Interest expense                                 (2,053)        (4,457)
Other income                                     30,815         15,768
                                            ------------   ------------
Income before taxes                             655,117    $   483,671

Provision for income taxes                      242,468            -
                                            ------------   ------------
Net income                                  $   412,649    $   483,671
                                            ============   ============

Net income per share - basic                $      0.09    $      0.11
                                            ============   ============
Net income per share - diluted              $      0.09    $      0.10
                                            ============   ============

Weighted average shares outstanding
  Basic                                       4,569,861      4,493,180
  Diluted                                     4,683,151      4,977,489

                                NVE CORPORATION
                                BALANCE SHEETS
                        JUNE 30, 2005 AND MARCH 31, 2005

                                                  (Unaudited)
                                                 June 30, 2005   March 31, 2005
                                                --------------   --------------
ASSETS
Current assets
   Cash and cash equivalents                    $   1,462,601    $   1,240,205
   Short-term investments                             759,030          252,775
   Accounts receivable, net of allowance for
     uncollectible accounts of $15,000              2,207,720        2,285,472
   Inventories                                      1,660,158        1,572,759
   Deferred tax asset                                 783,395          756,074
   Prepaid expenses and other assets                  130,990          130,873
                                                --------------   --------------
Total current assets                                7,003,894        6,238,158
Fixed assets
   Machinery and equipment                          4,102,089        4,140,307
   Leasehold improvements                             413,482          413,482
                                                --------------   --------------
                                                    4,515,571        4,553,789
   Less accumulated depreciation                    2,927,035        2,826,227
                                                --------------   --------------
Net fixed assets                                    1,588,536        1,727,562
Long-term investments                               6,269,848        6,224,284
                                                --------------   --------------
Total assets                                    $  14,862,278    $  14,190,004
                                                ==============   ==============

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Accounts payable                             $     280,426    $     319,427
   Accrued payroll and other                          506,061          465,930
   Deferred revenue                                   219,914          267,355
   Capital lease obligations                           84,392           67,430
                                                --------------   --------------
Total current liabilities                           1,090,793        1,120,142
Capital lease obligations, less current portion           -             33,281
                                                --------------   --------------
Total liabilities                                   1,090,793        1,153,423

Shareholders' equity:
   Common stock                                        45,701           45,698
   Additional paid-in capital                      14,307,683       14,064,625
   Accumulated other comprehensive loss               (53,034)        (132,228)
   Accumulated deficit                               (528,865)        (941,514)
                                                --------------   --------------
Total shareholders' equity                         13,771,485       13,036,581
                                                --------------   --------------
Total liabilities and shareholders' equity      $  14,862,278    $  14,190,004
                                                ==============   ==============